Exhibit 99.1

Infinera Corporation Reports Fourth Quarter and Fiscal Year 2019 Financial Results

Sunnyvale, Calif., February 25, 2020 - Infinera Corporation (NASDAQ: INFN) today released financial results for its fourth quarter and fiscal year ended December 28, 2019.

GAAP revenue for the quarter was $384.6 million compared to $325.3 million in the third quarter of 2019 and $332.1 million in the fourth quarter of 2018.

GAAP gross margin for the quarter was 29.0% compared to 26.7% in the third quarter of 2019 and 25.4% in the fourth quarter of 2018. GAAP operating margin for the quarter was (15.8)% compared to (21.3)% in the third quarter of 2019 and (34.4)% in the fourth quarter of 2018.

GAAP net loss for the quarter was $(66.6) million, or $(0.37) per share, compared to $(84.8) million, or $(0.47) per share, in the third quarter of 2019 and $(133.5) million, or $(0.76) per share, in the fourth quarter of 2018.

Non-GAAP revenue for the quarter was $386.5 million compared to $327.6 million in the third quarter of 2019 and $336.6 million in the fourth quarter of 2018.

Non-GAAP gross margin for the quarter was 35.2% compared to 33.1% in the third quarter of 2019 and 31.8% in the fourth quarter of 2018. Non-GAAP operating margin for the quarter was 2.3% compared to (5.7)% in the third quarter of 2019 and (10.5)% in the fourth quarter of 2018.

Non-GAAP net income for the quarter was $6.4 million, or $0.03 per diluted share, compared to net loss of $(30.5) million, or $(0.17) per share, in the third quarter of 2019, and $(44.3) million, or $(0.25) per share, in the fourth quarter of 2018.

GAAP revenue for the year was $1,298.9 million compared to $943.4 million in 2018. GAAP gross margin for the year was 25.1% compared to 34.0% in 2018. GAAP operating margin for the year was (27.0)% compared to (19.7)% in 2018. GAAP net loss for the year was $(386.6) million, or $(2.16) per share, compared to $(214.3) million, or $(1.36) per share, in 2018.

Non-GAAP revenue for the year was $1,316.6 million compared to $948.0 million in 2018. Non-GAAP gross margin for the year was 33.6% compared to 38.4% in 2018. Non-GAAP operating margin for the year was (6.3)% compared to (5.2)% in 2018. Non-GAAP net loss for the year was $(107.3) million, or $(0.60) per share, compared to net loss of $(59.6) million, or $(0.38) per share, in 2018.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

“In the fourth quarter, we delivered solid results and achieved significant bookings growth. We also completed the most challenging integration tasks, doubled our synergy savings commitments for the year and returned to non-GAAP operating profitability in the fourth quarter of 2019,” said Tom Fallon, Infinera CEO. “Major accomplishments this past year included strengthening our global customer base with 10 Tier 1 scale customer wins, significant growth in backlog, and continued progress in building our innovation pipeline as evidenced by announced DRX wins, the introduction of XR optics, and growing confidence in our plan to deliver 800G products to the market in 2020.”

Financial Outlook
Infinera's outlook for the quarter ending March 28, 2020 is as follows:

•	GAAP revenue is expected to be $323 million +/- $10 million. Non-GAAP revenue is expected to be $325 million +/- $10 million.

•	GAAP gross margin is expected to be 29% +/- 150 bps. Non-GAAP gross margin is expected to be 32.5% +/- 150 bps.

•	GAAP operating expenses are expected to be $153 million +/- $2 million. Non-GAAP operating expenses are expected to be $130 million +/- $2 million.

•	GAAP operating margin is expected to be (18)% +/- 200 bps. Non-GAAP operating margin is expected to be (8)% +/- 200 bps.

•	GAAP EPS is expected to be $(0.38) +/- $0.03. Non-GAAP EPS is expected to be $(0.18) +/- $0.03.

Infinera’s Financial Outlook above contemplates a projected $15 million revenue impact from the coronavirus.

Fourth Quarter 2019 Investor Slides Available Online
Investor slides reviewing Infinera's fourth quarter of 2019 financial results will be furnished to the SEC on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast.

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2019 results and its outlook for the first quarter of 2020 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Lauren Sloane, The Blueshirt Group for Infinera
Tel. +1 (916) 595-8157	Tel. +1 (415) 217-2632
avue@infinera.com	ir@infinera.com

About Infinera
Infinera is a global supplier of innovative networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. The Infinera end-to-end packet-optical portfolio delivers industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter @Infinera, and read Infinera's latest blog posts at www.infinera.com/blog.

Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s expectations regarding its continued progress in building its innovation pipeline; Infinera's ability to deliver 800G products to the market in 2020; and its financial outlook for the first quarter of 2020, including the projected revenue impact of the coronavirus for the first quarter of 2020.
Forward-looking statements can also be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and "would” or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to make anticipated capital expenditures; Infinera's ability to service its debt obligations and pursue its strategic plan; delays in the development and introduction of new products or updates to existing products; market acceptance of Infinera’s end-to-end portfolio; Infinera's reliance on single and limited source suppliers; the effects of the coronavirus on the supply chain and our ability meet customer demand; Infinera’s ability to successfully integrate its enterprise resource planning system and other management systems; the diversion of management time on issues related to the integration and the implementation of its enterprise resource planning system; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; the effects of customer consolidation; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions, including tariffs, on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on September 28, 2019 as filed with the SEC on November 12, 2019, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude acquisition-related deferred revenue and inventory adjustments, other customer related charges, non-cash stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and related costs (credits), litigation charges, amortization of debt discount on Infinera’s convertible senior notes, gain on non-marketable equity investments, impairment charge of non-marketable equity investments, accretion of financing lease obligation and certain purchase accounting adjustments related to Infinera's acquisitions, along with related tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.”
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the first quarter of 2020 that exclude acquisition-related deferred revenue adjustments, non-cash stock-based compensation expenses, acquisition and integration costs related to Infinera's acquisition of Coriant, restructuring and related expenses, amortization of acquired intangible assets, amortization of debt discount on Infinera’s convertible senior notes and related tax effects. Please see the section titled, “GAAP to Non-GAAP Reconciliations of Financial Outlook” below on specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for gross margin, operating margin, net income (loss), or basic and diluted net loss per share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.
Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenue:
Product	$307,861	$249,608	$1,011,488	$763,555
Services	76,706	82,450	287,377	179,824
Total revenue	384,567	332,058	1,298,865	943,379
Cost of revenue:
Cost of product	213,536	197,251	735,059	517,765
Cost of services	38,543	39,409	146,916	78,353
Amortization of intangible assets	8,437	8,315	32,583	23,475
Acquisition and integration costs	7,238	—	28,449	—
Restructuring and related	5,407	2,580	29,935	2,630
Total cost of revenue	273,161	247,555	972,942	622,223
Gross profit	111,406	84,503	325,923	321,156
Operating expenses:
Research and development	68,632	78,805	287,977	244,302
Sales and marketing	37,979	42,680	151,423	124,238
General and administrative	30,014	28,241	126,351	80,957
Amortization of intangible assets	6,617	24,735	27,280	29,296
Acquisition and integration costs	11,011	13,463	42,271	15,530
Restructuring and related	18,024	10,804	40,851	12,512
Total operating expenses	172,277	198,728	676,153	506,835
Loss from operations	(60,871)	(114,225)	(350,230)	(185,679)
Other income (expense), net:
Interest income	59	610	1,139	2,428
Interest expense	(8,946)	(13,705)	(31,657)	(22,049)
Other gain (loss), net:	3,001	(6,136)	(2,907)	(9,650)
Total other income (expense), net	(5,886)	(19,231)	(33,425)	(29,271)
Loss before income taxes	(66,757)	(133,456)	(383,655)	(214,950)
Provision for (benefit from) income taxes	(163)	12	2,963	(655)
Net loss	(66,594)	(133,468)	(386,618)	(214,295)
Net loss per common share:
Basic	$(0.37)	$(0.76)	$(2.16)	$(1.36)
Diluted	$(0.37)	$(0.76)	$(2.16)	$(1.36)
Weighted average shares used in computing net loss per common share:
Basic	180,864	174,908	178,984	157,748
Diluted	180,864	174,908	178,984	157,748

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 28, 2019		September 28, 2019		December 29, 2018		December 28, 2019		December 29, 2018
Reconciliation of Revenue:
U.S. GAAP as reported	$384,567		$325,341		$332,058		$1,298,865		$943,379
Acquisition-related deferred revenue adjustment(1)	1,891		2,305		4,582		9,631		4,582
Other customer related charges(2)	—		—		—		8,100		—
Non-GAAP as adjusted	$386,458		$327,646		$336,640		$1,316,596		$947,961

Reconciliation of Gross Profit:
U.S. GAAP as reported	$111,406	29.0%	$86,829	26.7%	$84,503	25.4%	$325,923	25.1%	$321,156	34.0%
Acquisition-related deferred revenue adjustment(1)	1,891		2,305		4,582		9,631		4,582
Other customer related charges(2)	—		—		—		8,100		—
Stock-based compensation(3)	1,752		1,778		1,620		6,449		6,621
Amortization of acquired intangible assets(4)	8,437		7,796		8,315		32,583		23,476
Acquisition and integration costs(5)	7,238		8,447		—		28,449		—
Acquisition-related inventory adjustments(6)	—		—		5,337		1,778		5,337
Restructuring and related(7)	5,407		1,198		2,580		29,935		2,630
Non-GAAP as adjusted	$136,131	35.2%	$108,353	33.1%	$106,937	31.8%	$442,848	33.6%	$363,802	38.4%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$172,277		$156,116		$198,728		$676,153		$506,835
Stock-based compensation(3)	9,321		8,168		7,395		36,330		36,788
Amortization of acquired intangible assets(4)	6,617		6,861		24,735		27,280		29,296
Acquisition and integration costs(5)	11,011		11,962		13,463		42,271		15,530
Restructuring and related(7)	18,024		2,168		10,804		40,851		12,512
Litigation charges(8)	—		50		—		4,100		—
Non-GAAP as adjusted	$127,304		$126,907		$142,331		$525,321		$412,709

Reconciliation of Net Income/(Loss) from Operations:
U.S. GAAP as reported	$(60,871)	(15.8)%	$(69,287)	(21.3)%	$(114,225)	(34.4)%	$(350,230)	(27.0)%	$(185,679)	(19.7)%
Acquisition-related deferred revenue adjustment(1)	1,891		2,305		4,582		9,631		4,582
Other customer related charges(2)	—		—		—		8,100		—
Stock-based compensation(3)	11,073		9,946		9,015		42,779		43,409
Amortization of acquired intangible assets(4)	15,054		14,657		33,050		59,863		52,772
Acquisition and integration costs(5)	18,249		20,409		13,463		70,720		15,530
Acquisition-related inventory adjustments(6)	—		—		5,337		1,778		5,337
Restructuring and related(7)	23,431		3,366		13,384		70,786		15,142
Litigation charges(8)	—		50		—		4,100		—
Non-GAAP as adjusted	$8,827	2.3%	$(18,554)	(5.7)%	$(35,394)	(10.5)%	$(82,473)	(6.3)%	$(48,907)	(5.2)%

Reconciliation of Net Income/(Loss):

	Three Months Ended			Twelve Months Ended
	December 28, 2019	September 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
U.S. GAAP as reported	$(66,594)	$(84,767)	$(133,468)	$(386,618)	$(214,295)
Acquisition-related deferred revenue adjustment(1)	1,891	2,305	4,582	9,631	4,582
Other customer related charges(2)	—	—	—	8,100	—
Stock-based compensation(3)	11,073	9,946	9,015	42,779	43,409
Amortization of acquired intangible assets(4)	15,054	14,657	33,050	59,863	52,772
Acquisition and integration costs(5)	18,249	20,409	13,463	70,720	18,030
Acquisition-related inventory adjustments(6)	—	—	5,337	1,778	5,337
Restructuring and related(7)	23,431	3,366	13,384	70,786	15,142
Litigation charges(8)	—	50	—	4,100	—
Amortization of debt discount(9)	4,567	4,456	4,137	17,612	10,386
Gain on non-marketable equity investment(10)	—	—	—	(1,009)	(1,050)
Impairment of non-marketable equity investment(11)	—	—	850	—	5,110
Accretion of financing lease obligation(12)	—	—	6,538	—	6,538
Income tax effects(13)	(1,268)	(873)	(1,237)	(5,037)	(5,576)
Non-GAAP as adjusted	$6,403	$(30,451)	$(44,349)	$(107,295)	$(59,615)

Net Income/(Loss) per Common Share - Basic and diluted:
U.S. GAAP as reported	$(0.37)	$(0.47)	$(0.76)	$(2.16)	$(1.36)
Non-GAAP as adjusted	$0.03	$(0.17)	$(0.25)	$(0.60)	$(0.38)

Weighted average shares used in computing Net Income/(Loss) per Common Share:
Basic	180,864	179,988	174,908	178,984	157,748
Diluted(14)	186,349	179,988	174,908	178,984	157,748

(1)
Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Coriant acquisition. The revenue for these support contracts is deferred and typically recognized over a one year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Other customer related charges include one-time benefits and charges that are not directly related to Infinera’s ongoing or core business results. During the three months ended June 29, 2019, Infinera agreed to reimburse a customer for certain expenses incurred by them in connection with a network service outage that occurred during the fourth quarter of fiscal 2018. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this reimbursement is not indicative of ongoing operating performance.

(3)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Twelve Months Ended
	December 28, 2019	September 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Cost of revenue	$(120)	$662	$543	$1,743	$1,635
Research and development	3,574	4,153	3,677	17,457	16,270
Sales and marketing	2,578	2,189	2,181	8,413	10,869
General and administration	3,169	1,826	1,537	10,460	9,649
	9,201	8,830	7,938	38,073	38,423
Cost of revenue - amortization from balance sheet*	1,872	1,116	1,077	4,706	4,986
Total stock-based compensation expense	$11,073	$9,946	$9,015	$42,779	$43,409
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods recognized in the current period.

(4)
Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the Coriant acquisition, which closed during the fourth quarter of 2018. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with the Transmode AB acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(5)
Acquisition and integration costs consist of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with Infinera's acquisition of Coriant. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(6)
Business combination accounting principles require Infinera to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the acquisition-related step-up in carrying value for units sold in the quarter. Additionally, in connection with the Coriant acquisition, cost of sales excludes a one-time adjustment in inventory as a result of renegotiated supplier agreements that contained unusually higher than market pricing. Management believes these adjustments are useful to investors as an additional means to reflect ongoing cost of sales and gross margin trends of Infinera's business.

(7)
Restructuring and related costs are associated with Infinera's restructuring initiatives implemented during the fourth quarter of 2018 and during the fourth quarter of 2017, the closure of Infinera's Berlin, Germany site, the reduction of headcount at Infinera's Munich, Germany site and Coriant's historical restructuring plan associated with its early retirement plan. In addition, management included accelerated amortization on operating lease right-of-use assets due to the cease use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.

(8)
Litigation charges are associated with the settlement of a litigation matter during the three months ended June 29, 2019. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this expense is not indicative of ongoing operating performance.

(9)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the $402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024 and the $150 million in aggregate principal amount of its 1.75% convertible debt issuance in May 2013 due June 2018, over the term of the respective notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(10)
Management has excluded the gain on the sale related to non-marketable equity investments in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this income is not indicative of ongoing operating performance.

(11)
Management has excluded the impairment charge and the gain on the sale related to non-marketable equity investments in arriving at Infinera's non-GAAP results because they are non-recurring, and management believes that these expenses are not indicative of ongoing operating performance.

(12)
Management has excluded the accretion of financing lease obligation included in interest expense that relates to a failed sale-leaseback transaction executed by Coriant in the past and assumed by Infinera in the acquisition. Management believes that this adjustment is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(13)
The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.

(14)
The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	December 28, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$109,201	$202,954
Short-term investments	—	26,511
Short-term restricted cash	4,339	13,229
Accounts receivable, net of allowance for doubtful accounts of $4,005 in 2019 and $3,680 in 2018	349,645	317,115
Inventory	340,429	311,888
Prepaid expenses and other current assets	139,217	85,400
Total current assets	942,831	957,097
Property, plant and equipment, net	150,793	342,820
Operating lease right-of-use assets	68,081	—
Intangible assets	170,346	233,119
Goodwill	249,848	227,231
Long-term restricted cash	19,257	26,154
Other non-current assets	27,182	14,849
Total assets	$1,628,338	$1,801,270
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$273,397	$191,187
Accrued expenses	193,168	131,891
Accrued compensation and related benefits	92,221	71,152
Short-term debt, net	31,673	—
Accrued warranty	21,107	20,103
Deferred revenue	103,753	88,534
Total current liabilities	715,319	502,867
Long-term debt, net	323,678	266,929
Long-term financing lease obligation	2,394	193,538
Accrued warranty, non-current	22,241	20,918
Deferred revenue, non-current	36,067	31,768
Deferred tax liability	8,700	13,347
Operating lease liabilities	64,209	—
Other long-term liabilities	69,194	68,082
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of December 28, 2019 and December 29, 2018
Issued and outstanding shares - 181,134 as of December 28, 2019 and 149,471 as of December 29, 2018	181	175
Additional paid-in capital	1,740,884	1,685,916
Accumulated other comprehensive income (loss)	(34,638)	(25,300)
Accumulated deficit	(1,319,891)	(956,970)
Total stockholders’ equity	386,536	703,821
Total liabilities and stockholders’ equity	$1,628,338	$1,801,270

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19	Q4'19
GAAP Revenue ($ Mil)	$202.7	$208.2	$200.4	$332.1	$292.7	$296.3	$325.3	$384.6
GAAP Gross Margin %	40.5%	40.5%	35.0%	25.4%	22.7%	20.7%	26.7%	29.0%
Non-GAAP Gross Margin %(1)	43.7%	43.9%	38.4%	31.8%	35.3%	30.7%	33.1%	35.2%
Revenue Composition:
Domestic %	64%	58%	49%	39%	45%	45%	51%	52%
International %	36%	42%	51%	61%	55%	55%	49%	48%
Customers >10% of Revenue	2	2	2	2	1	1	1	1
Cash Related Information:
Cash from Operations ($ Mil)	($14.1)	$7.0	($20.4)	($71.6)	($56.2)	($63.8)	($37.2)	($10.2)
Capital Expenditures ($ Mil)	$8.0	$13.5	$5.5	$10.7	$6.6	$9.2	$12.5	$2.7
Depreciation & Amortization ($ Mil)	$17.0	$16.3	$17.1	$50.2	$31.0	$31.2	$29.0	$28.6
DSOs	73	65	70	87	83	80	80	83
Inventory Metrics:
Raw Materials ($ Mil)	$30.3	$30.5	$33.6	$74.5	$82.5	$70.4	$47.2	$47.4
Work in Process ($ Mil)	$66.5	$61.6	$56.4	$57.2	$63.0	$59.5	$52.2	$48.8
Finished Goods ($ Mil)	$119.1	$127.2	$121.9	$180.2	$187.0	$208.9	$225.4	$244.1
Total Inventory ($ Mil)	$215.9	$219.3	$211.9	$311.9	$332.5	$338.8	$324.8	$340.3
Inventory Turns(2)	2.1	2.1	2.3	2.9	2.3	2.5	2.7	2.9
Worldwide Headcount	2,084	2,070	2,079	3,876	3,708	3,632	3,557	3,261
Weighted Average Shares Outstanding (in thousands):
Basic	150,333	152,259	153,492	174,908	176,406	178,677	179,988	180,864
Diluted(3)	151,633	154,777	154,228	175,629	176,602	179,343	182,073	186,349

(1)
Non-GAAP adjustments include restructuring and related costs (credit), non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisitions, amortization of acquired intangible assets, other customer related charges and certain other one-time charges. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

(3)	Diluted shares presented for information only.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages and per share data)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q1'20
Outlook
Reconciliation of Revenue:
U.S. GAAP	$323
Acquisition-related deferred revenue adjustment	2
Non-GAAP	$325

Reconciliation of Gross Margin:
U.S. GAAP	29.0%
Acquisition-related deferred revenue adjustment	1.0%
Restructuring and other related costs	0.5%
Amortization of acquired intangible assets	2.0%
Non-GAAP	32.5%

Reconciliation of Operating Expenses:
U.S. GAAP	$153
Stock-based compensation	(9)
Acquisition and integration costs	(7)
Restructuring and other related costs	(2)
Amortization of acquired intangible assets	(5)
Non-GAAP	$130

Reconciliation of Operating Margin:
U.S. GAAP	(18)%
Acquisition-related deferred revenue adjustment	1%
Stock-based compensation	3%
Acquisition and integration costs	2%
Restructuring and other related costs	1%
Amortization of acquired intangible assets	3%
Non-GAAP	(8)%

Reconciliation of Net Loss per Common Share:
U.S. GAAP	$(0.38)
Acquisition-related deferred revenue adjustment	0.01
Stock-based compensation	0.05
Acquisition and integration costs	0.04
Restructuring and other related costs	0.01
Amortization of acquired intangible assets	0.07
Amortization of debt discount	0.02
Non-GAAP	$(0.18)